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                                                                     EXHIBIT 12
                                                      FORM 10-Q for the Quarter
                                                           Ended March 31, 1995
                                                               File No. 1-11237


                          AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                             COMPUTATION OF RATIO OF EARNINGS TO
                                        FIXED CHARGES
                                   (Dollars in Thousands)
                                         (Unaudited)

                                                                 For the
                                                            Three Months Ended
                                                              March 31, 1995


     Earnings from continuing operations:

     Income before income taxes                                $ 41,975

     add:  Fixed charges included in income before taxes         95,718
                                                               ________

     Total earnings from continuing operations, as adjusted     137,693

                                                               ________

     Total fixed charges*                                      $ 95,718

                                                               ========
     Ratio of earnings to fixed charges                            1.44
                                                               ========


     * Fixed charges include interest on indebtedness and the portion of rentals representative of the interest factor.